WASHINGTON, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2008

MICREL, INCORPORATED
(Exact name of Registrant as specified in its charter)

California	94-2526744
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

2180 Fortune Drive, San Jose, CA 95131
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (408) 944-0800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)
On December 18, 2008, Micrel, Inc. (the “Company”) announced the appointment of Clyde R. Wallin, age 55, to the position of Vice President, Finance and Chief Financial Officer, effective January 12, 2009.

From April, 2008 until the present, Mr. Wallin served as Chief Financial Officer of Neterion, Inc., a networking equipment company.   Mr. Wallin served as Chief Financial Officer of Tallwood Venture Capital, a venture capital firm, from September, 2007 to January, 2008.  Mr. Wallin was employed by Sipex Corporation, an analog semiconductor company, from April, 2004 to August, 2007, where he served as Senior Vice President of Finance, Chief Financial Officer and Secretary.   From October, 2002 to April, 2004, Mr. Wallin was the Vice President of Finance and Chief Financial Officer at iWatt, Inc., a semiconductor company.  Mr. Wallin holds an MBA in Finance from the University of Chicago and a BS in Economics with Honors from the University of Oregon.

In connection with Mr. Wallin’s appointment to the position of Vice President, Finance and Chief Financial Officer, the Company and Mr. Wallin entered into an offer letter on December 13, 2008 (the “Offer Letter”).  Pursuant to the terms of the Offer Letter, Mr. Wallin will be entitled to receive an annual salary of $245,000 and will be eligible to receive an annual bonus pursuant to the Company’s cash incentive bonus program.  The current annual bonus target for Mr. Wallin’s position is $100,000.  The actual bonus payment will be based on the Company’s financial performance as measured by earnings per share and individual performance metrics, which will be evaluated on an annual basis. Mr. Wallin will also receive a signing bonus $35,000.  If Mr. Wallin leaves the Company voluntarily within two years of his hire date, he will be required to repay the full amount of the bonus. The Company also agreed to grant Mr. Wallin, subject to approval by the Compensation Committee of the Board of Directors, an option to purchase up to 200,000 shares of the Company’s common stock (the “Option”).  The Option will vest as to 40,000 shares on the first anniversary of Mr. Wallin’s hire date and in equal annual installments thereafter over four years, so long as Mr. Wallin continues to provide services to the Company.  Mr. Wallin will also enter into a change of control agreement with the Company, in which Mr. Wallin shall be entitled to a lump sum amount equal to one year base salary (subject to a general release of claims), less applicable withholdings, in the event that the Company has a change of control following the termination of employment of Mr. Raymond D. Zinn with the Company and within 12 months following such change of control, Mr. Wallin’s employment with the Company is terminated without cause.  Mr. Wallin will also enter into the Company’s standard form of indemnification agreement between the Company and its directors and executive officers.

The description of the Offer Letter is qualified in its entirety by the full text of the Offer Letter attached hereto as Exhibit 10.1 and incorporated herein by reference.

(e)
The disclosure in Item 5.02(c) above relating to the Offer Letter is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On December 18, 2008, the Company issued a press release announcing the appointment of Clyde R. Wallin,  as set forth in Item 5.02 of this Form 8-K.  A copy of the press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1.  Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) The following items are filed as exhibits to this report:

99.1 Press release, dated December 18, 2008 issued by Micrel Incorporated.
10.1 Offer Letter, by and between Micrel Incorporated and Clyde R. Wallin, dated December 13, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICREL, INCORPORATED
(the Registrant)

By:  /s/ J. Vincent Tortolano
J. Vincent Tortolano
Vice President, General Counsel and Secretary

Dated: December 18, 2008